TCBI Q1 2019 Earnings April 17, 2019

Certain matters discussed within or in connection with these materials may contain “forward-looking statements” as defined in federal securities laws, which are subject to risks and uncertainties and are based on Texas Capital’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, expectations regarding rates of default and loan losses, volatility in the mortgage industry, our business strategies and our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, new lines of business, new product or service offerings and new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this presentation. Texas Capital is under no obligation, and expressly disclaims any obligation, to update, alter or revise its forward-looking statements, whether as a result of new information, future events or otherwise. 2

Opening Remarks & Financial Highlights Total Loans Total Deposits Net Income EPS ROE ROA Operating HFI Results $23.4 billion $20.7 billion $82.8 million $1.60 13.58% 1.26% • Net interest income decreased 2% from Q4-2018 and increased 12% from Q1-2018 Net Interest Income • Net interest margin decreased 5 bps from Q4-2018 to 3.73% and increased 2 bps from Q1-2018 and Margin • LIBOR movement reflected in core LHI yields with stabilized mortgage finance yields, but offset by lower core LHI fees • Average LHI, excluding MFLs, grew 1% from Q4-2018 ($222.9 million); 9% from Q1-2018 ($1.4 billion) Balance Sheet • Average total MFLs decreased 1% from Q4-2018 ($41.8 million); increased 33% from Q1-2018 ($1.8 billion) Growth • Average total deposits increased 1% from Q4-2018 ($136.1 million); 8% from Q1-2018 ($1.6 billion) M • Net revenue increased 4% from Q4-2018 and increased 15% from Q1-2018 Operating Leverage • Non-interest expense increased 8% from Q4-2018 (includes seasonal payroll expense items and MSR impairment charge) and increased 11% from Q1-2018 Credit • NCOs / average total LHI of .09% for Q1-2019 compared to .60% for Q4-2018 and .11% for Q1-2018 Quality • Non-accrual loans / total LHI of .57%, compared to .36% in Q4-2018 and .60% in Q1-2018 3

Energy and Leveraged Lending Update Energy Outstandings 3/31/19 Energy • Outstanding energy loans represented 7% of total loans, or $1.7 billion, 1% at Q1-2019 compared to 8%, or $1.8 billion, at Q4-2018 and 7%, or $1.4 billion, at Q1-2018 2% 10% • Non-accruals totaled $76.7 million at Q1-2019 compared to $37.5 million at Q4-2018 and $50.4 million at Q1-2018; increase primarily related to legacy deals that have deteriorated Total E&P • Criticized energy loans totaled $102.4 million (6% of outstanding Total Midstream energy loans) at Q1-2019 compared to $83.4 million (5%) at Q4-2018 and $64.1 million (5%) at Q1-2018 Total Salt Water Disposal • Allocated reserves of $48.6 million represents 3% of outstanding energy Total Other loans 87% C&I Leveraged • Outstanding C&I leveraged loans represented 5% of total loans, or $1.2 billion, at Q1-2019 compared to 5%, or $1.2 billion, at Q4-2018 and 6%, or $1.2 billion, at Q1-2018 C&I Leveraged Outstandings 3/31/19 • Non-accruals totaled $30.6 million (3% of outstanding C&I leveraged loans) at Q1-2019, compared to $28.8 million (2%) at Q4-2018 and $54.4 million (5%) at Q1-2018 • Criticized loans totaled $218.9 million (18% of outstanding C&I 9% Accommodation and Food Services leveraged loans) at Q1-2019, compared to $151.0 million (12%) at Q4- 8% Arts, Entertainment, and Recreation 2018 and $138.1 million (12%) at Q1-2018 36% • Allocated reserves of $68.9 million represents 6% of outstanding C&I Manufacturing leveraged loans • No significant concentration in any industry 25% Professional, Scientific, and Technical Services • No significant change since year end of senior leverage greater than 3.0x and total leverage greater than 4.0x, slightly over 50% of the portfolio 10% Wholesale Trade 12% Other Services - includes 11 industries, all individually 5% or less 4

Mortgage Finance, LHI Core Strengths • Technology investments have allowed for scalability • Historically low credit risk • Strong funding opportunities • Other product offerings developed to serve the industry • Commitment to clients in the industry allow for increased market share Efficiency Earnings & Combined Yield 6.0 50.0% 60 12.00% 45.0% 11.00% 5.0 5.4 4.0 40.0% 50 3.8 3.5 3.2 10.00% 4.9 5.0 4.9 49.7 35.0% 47.1 47.3 46.4 9.00% 4.0 40 3.4 4.1 30.0% 8.00% 37.4 3.0 25.0% 30 7.00% 15.0% 20.0% 6.00% 2.0 12.1% 12.2% 12.6% 12.1% 15.0% 20 4.04% 4.16% 3.91% 3.99% 4.07% 5.00% 1.0 10.0% Income ($M) 10 4.00% 5.0% 3.00% AvgBalance ($B) 0.0 0.0% 0 2.00% Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 1M LIBOR* 1.66% 1.97% 2.11% 2.35% 2.50% MFLs, LHI Efficiency Ratio Interest Income Fees (NIR) Combined Yield *Average of quarter’s daily 1M LIBOR rates 5

Net Interest Income & Margin Earning Asset & Margin Trends Quarterly Change NII ($MM) NIM (%) 4.40% $25.0 $240.7 Q4 2018 3.78% $1.9 $2.0 $2.0 (5.4) Decrease in day count .00 $1.7 $23.6 $23.7 $23.1 4.20% $2.6 8.6 Increase in LHI loan yields .14 $22.1 (4.4) Decrease in LHI fees (.07) $20.0 $20.5 3.93% 4.00% 1.9 Increase in loan balances .00 1.1 Increase in MF yields .02 3.78% $15.0 3.71% 3.70% 3.73% 3.80% .6 Increase in LHS yields .01 (7.5) Increase in funding costs (.12) Portfolio Balances Balances ($B) Portfolio 3.60% (.0) Other (.03) $10.0 235.6 Q1 2019 3.73% 3.40% NIM Highlights • Catchup of LIBOR moves from Q4-2018 reflected in $5.0 traditional LHI yields 3.20% • Lower loan fees in Q1-2019 compared to Q4-2018 • Mortgage finance yields stabilized • Rate of increase in total funding costs declined 1 bp from $- 3.00% Q4-2018; increase of 15 bps during Q1-2019 compared Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 to 16 bps during Q4-2018 Total Loans Other Earning Assets NIM 6

Loan Growth Average Balance Trends ($B) Total Loan Composition ($25.3Billion at 3/31/19) $24.0 8.00% $7.1 $7.1 7.80% $22.0 $6.9 7.60% Business Assets 29% $6.4 7.40% $20.0 7.20% $5.3 Energy $18.0 7.00% 5% 6.80% $16.0 $16.9 6.60% $16.3 $16.6 6.40% Highly Liquid $15.9 Unsecured $14.0 $15.4 6.20% Assets 4% 2% 5.82% 6.00% $12.0 5.72% 5.80% Owner Occupied 5.47% 5.48% 5.60% R/E $10.0 5% 5.14% 5.40% PortfolioBalances ($B) $8.0 5.20% Residential R/E 5.00% Mkt. Risk $6.0 4.80% 5% 4.60% $4.0 4.40% $2.0 4.20% 4.00% Total Mortgage Comml R/E Mkt. Finance $- 3.80% Risk 32% Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 14% Other Assets LHI (excl. MFLs) Total MFLs LHI (excl. MFL) Yield 4% Growth Highlights • Growth in average traditional LHI; up $222.9 million (1%) from Q4-2018 and $1.4 billion (9%) from Q1-2018 • Modest growth in traditional LHI at end of the quarter; period-end balance $195.1 million higher than Q1-2019 average balance • Decrease in average total MFL balances of $41.8 million (1%) from Q4-2018 and an increase of $1.8 billion (33%) from Q1-2018 • Average total MFLs represent 29% of average total loans at Q1-2019 compared to 30% in Q4-2018 and 32% at period end 7

Deposit Growth Average Balance Trends ($B) Funding Costs 1.40% 1.38% $22.0 1.23% $20.0 1.33% $7.9 $7.5 $7.0 1.20% $8.0 1.07% $18.0 $8.1 1.17% 1.00% $16.0 0.90% 0.99% $14.0 0.80% 0.74% $13.5 $14.0 $12.0 $12.9 0.81% $11.7 $10.0 $11.3 0.60% 0.66% Deposit Balances ($B) Balances Deposit $8.0 0.40% $6.0 $4.0 0.20% $2.0 $- 0.00% Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Interest-Bearing Deposits DDAs Avg Cost of Deposits Total Funding Costs Growth Highlights • Deposit costs increased 16 bps during Q1-2019 and total funding costs increased 15 bps; compared to increases of 18 bps and 16 bps, respectively, in Q4-2018 • Slight increase in linked quarter average total deposits with growth in interest-bearing • Continued focus on cost-effective deposit growth with new verticals and core client relationships • Betas on interest bearing deposits declined slightly in Q1-2019 8

Non-interest Expense

Quarterly Change

Non-interest expense ($MM)	Increase/ (Decrease)
Q4 2018	$129.9
Salaries and employee benefits – salaries only	1.2
Salaries and employee benefits – non-LTI incentives and annual incentive pool	(2.1)
Salaries and employee benefits – FICA and seasonal payroll related items	4.3
Salaries and employee benefits – FAS 123R (includes stock price changes)	3.2
Salaries and employee benefits – MTM on deferred compensation	2.5
Salaries and employee benefits – severance	(.8)
Marketing expense	1.5
Legal and professional	(3.0)
Servicing related expenses	2.8
All other – includes occupancy, technology, FDIC insurance assessment and OREO related expenses	.9
Q1 2019	$140.4

NIE - Efficiency

- Changes in Salaries & Benefits components
  - Slowing of hiring positively impacting NIE growth
  - Annual incentive accrual ramps throughout the year and generally lower in Q1
  - FICA and seasonal payroll related items peak in Q1
  - Increase in FAS 123R expense mainly due to stock price
  - Deferred compensation MTM offset in other non-interest income by MTM on related deferred compensation investments
- Marketing expense has variable component tied to deposits
- Servicing related expenses includes MSR impairment of $2.9 million recorded in Q1-2019 related to drop in long-term interest rates
- Efficiency ratio 52.8% for Q1-2019 compared to 50.7% for Q4-2018 and 55.1% for Q1-2018

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Texas Capital Bancshares, Inc.

Asset Quality Allowance for Credit Losses NCO/Average Total LHI $220.0 3.5x 3.4x3.5x $218.4 3.3x3.4x 1.40% $200.0 3.2x3.3x $200.5 $200.6 $203.0 3.2x 3.1x $180.0 $189.6 3.x 1.20% 2.9x3.x 2.8x2.9x $160.0 2.8x 2.7x 1.00% 2.6x $140.0 2.4x 2.5x 2.2x 2.5x2.4x 2.3x2.4x $120.0 2.3x 0.80% 2.2x 2.1x2.2x 1.8x 2.1x $100.0 2.x 0.60% ALLL ALLL ($M) 1.6x 1.9x 1.8x1.9x $80.0 1.5x 1.8x 1.7x 0.37% 1.6x 0.40% $60.0 1.5x 0.29% 1.4x1.5x 1.3x1.4x 0.16% $40.0 1.3x 0.20% 1.2x 0.07% 0.09% 1.1x $20.0 1.x 1.x .9x 0.00% .8x $- .8x 2015 2016 2017 2018 Q1 2019 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 ALLL ALLL to Non-accrual Loans Combined Criticized Loans as % of Total LHI Reserves/ .90% 1.03% .94% .90% .93% 5.00% Total LHI $600.0 $602.8 4.00% $500.0 Asset Quality Highlights • Credit cost of $20.0 million for Q1-2019, compared to $35.0 million in Q4- $442.1 $400.0 3.00% 2018 and $14.0 million ($12.0 million provision, $2.0 million OREO 2.58% valuation allowance) in Q1-2018 $369.6 $364.0 $359.6 $300.0 1.96% • NCOs $4.6 million, or 9 bps of average total LHI, in Q1-2019 compared to 1.81% 1.62% 1.63% 2.00% $32.6 million, or 60 bps, in Q4-2018 and 11 bps in Q1-2018 Criticized Loans Criticized Loans ($M) $200.0 • NPL ratio increased to .57% of total LHI compared to .36% at Q4-2018 1.00% • Increase in criticized loans to $602.8 million at Q1-2019 compared to $100.0 $442.1 million at Q4-2018 $- 0.00% Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Criticized Loans Criticized Loans as a % of Total LHI 10

Performance Summary - Quarterly (in thousands) Q1 2019 Q4 2018 Q3 2018 Q2 2018 Q1 2018 Net interest income $ 235,614 $ 240,673 $ 232,175 $ 231,712 $ 210,300 Non-interest income 30,014 15,280 25,518 17,279 19,947 Net revenue 265,628 255,953 257,693 248,991 230,247 Provision for credit losses 20,000 35,000 13,000 27,000 12,000 OREO write-down - - (2,000) - 2,000 Non-interest expense 140,378 129,862 138,143 132,131 124,960 Income before income taxes 105,250 91,091 108,550 89,860 91,287 Income tax expense 22,411 19,200 22,998 18,424 19,342 Net income 82,839 71,891 85,552 71,436 71,945 Preferred stock dividends 2,438 2,437 2,438 2,437 2,438 Net income available to common shareholders $ 80,401 $ 69,454 $ 83,114 $ 68,999 $ 69,507 Diluted EPS $ 1.60 $ 1.38 $ 1.65 $ 1.38 $ 1.38 Net interest margin 3.73% 3.78% 3.70% 3.93% 3.71% ROA 1.26% 1.09% 1.31% 1.16% 1.22% ROE 13.58% 11.82% 14.68% 12.72% 13.39% Efficiency 52.8% 50.7% 52.8% 53.1% 55.1% Efficiency, excl. OREO write-down 52.8% 50.7% 53.6% 53.1% 54.3% 11

2019 Outlook Business 2019 Outlook v. 2018 Results Comments & Changes since January Driver 23, 2019 Average LHI Mid to high single digit percent growth Decreased from high single digit percent growth Average LHI – High-teens percent growth Increased from low single digit percent growth Mortgage Finance Loans held for sale $2.5 billion average Up from $1.9 billion average (MCA) Average Deposits High single digit percent growth Up from mid to high single digit percent growth Net Revenue High single digit percent growth - Net Interest 3.60% to 3.70% Decreased from 3.75% to 3.85% Margin Provision Expense Mid to high $80 million level - NIE Mid single digit percent growth - Efficiency Ratio Low-50s - 12

Long-term Outlook

	Financial Goals	Rising-Rate Benefit
ROA	> 1.3%	~ 10 bps
ROCE	> 15%	~1.5%
Efficiency Ratio	< 50%	(~1.5%)

Fed Fund Target Max Reaches 3.50%

Key Assumptions

- Continuation of current economic conditions, allowing the Bank to capitalize on Inflection Point initiatives of growing higher return businesses and limiting investments in lower return or non-strategic portfolios
- Despite more potential volatility in provision, NCOs remain 20-25 bps of average total LHI
- Mortgage Finance brand strengthens and relationships expand, despite additional growth headwinds generated by point in rate cycle
- Lower-cost, lower-beta deposit verticals achieve growth and ROI targets
- Product enhancements and expanded offerings maintain non-interest income contribution to total revenue, even amidst ex-liquidity NIM expansion
- Internal investments yield efficiency benefits and allow Bank to maintain moderate overhead growth over the horizon
- Bank remains committed to efficient use of shareholder capital and maintaining liquidity at appropriate levels

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TEXAS CAPITAL BANCSHARES, INC.

Closing Comments • Delivering premier client experience embedded in our strategic priorities for 2019 • Solid traditional LHI growth in Q1-2019, with further risk appropriate growth levels the remainder of the year net of targeted runoff in leveraged lending portfolio • Better than expected growth for mortgage finance in seasonally weaker quarter with prospects of a robust Q2 and Q3 resulting from lower long-term rates • Deposit initiatives continue to progress with continued roll-out in 2019 to improve funding mix and cost of funding longer term • Confirming guidance on loan loss provisioning to ensure we’re strengthening our balance sheet late cycle • Targeted approach in slowing pace of NIE growth is working, as we continue to be more deliberate with hiring and improve efficiencies through technology and better processes 14

Q&A 15

Appendix 16

Average Balances, Yields & Rates - Quarterly

(in thousands)	Q1 2019		Q4 2018		Q1 2018	
	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate
Assets						
Securities	$ 144,966	4.97%	$ 117,371	5.22%	$ 23,854	3.50%
Liquidity assets	1,886,758	2.45%	1,759,417	2.25%	2,564,579	1.55%
Loans held for sale	2,122,302	4.84%	2,049,395	4.72%	1,187,594	4.28%
LHI, mortgage finance	4,931,879	3.81%	5,046,540	3.72%	4,097,995	3.70%
LHI	16,866,456	5.82%	16,643,559	5.72%	15,425,323	5.14%
Total LHI, net of reserve	21,606,213	5.42%	21,507,285	5.30%	19,339,080	4.88%
Total earning assets	25,760,239	5.15%	25,433,468	5.04%	23,115,107	4.48%
Total assets	$26,655,036		$26,261,624		$23,912,613	
Liabilities and Stockholders' Equity						
Total interest bearing deposits	$14,025,652	2.00%	$13,474,308	1.82%	$11,281,585	1.14%
Other borrowings	2,412,254	2.58%	2,290,520	2.39%	1,721,914	1.57%
Total long-term debt	395,205	5.67%	395,114	5.47%	394,843	5.36%
Total interest bearing liabilities	16,833,111	2.17%	16,159,942	1.99%	13,398,342	1.32%
Demand deposits	7,047,120		7,462,392		8,147,721	
Total deposits	21,072,772	1.33%	20,936,700	1.17%	19,429,306	.66%
Stockholders' equity	2,551,663		2,482,012		2,255,852	
Total liabilities and stockholders' equity	$26,655,036	1.38%	$26,261,624	1.23%	$23,912,613	.74%
Net interest margin		3.73%		3.78%		3.71%
Total deposits and borrowed funds	$23,485,026	1.46%	$23,227,220	1.29%	$21,151,220	.74%

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TEXAS CAPITAL BANCSHARES, INC.

Average Balance Sheet - Quarterly (in thousands) QTD Average Q1/Q4 % YOY % Q1 2019 Q4 2018 Q1 2018 Change Change Total assets $26,655,036 $26,261,624 $23,912,613 1% 11% Loans held for sale 2,122,302 2,049,395 1,187,594 4% 79% Loans held for investment 16,866,456 16,643,559 15,425,323 1% 9% Loans held for investment, mortgage 4,931,879 5,046,540 4,097,995 finance (2)% 20% Total loans held for investment 21,798,335 21,690,099 19,523,318 0% 12% Total loans 23,920,637 23,739,494 20,710,912 1% 15% Liquidity assets 1,886,758 1,759,417 2,564,579 7% (26)% Demand deposits 7,047,120 7,462,392 8,147,721 (6)% (14)% Total deposits 21,072,772 20,936,700 19,429,306 1% 8% Stockholders’ equity 2,551,663 2,482,012 2,255,852 3% 13% 18

Period End Balance Sheet (in thousands) Period End Q1/Q4 % YOY % Q1 2019 Q4 2018 Q1 2018 Change Change Total assets $28,383,111 $28,257,767 $24,449,147 0% 16% Loans held for sale 1,901,637 1,969,474 1,088,565 (3)% 75% Loans held for investment 17,061,590 16,690,550 15,741,772 2% 8% Loans held for investment, mortgage 6,299,710 5,877,524 4,689,938 7% 34% finance Total loans held for investment 23,361,300 22,568,074 20,431,710 4% 14% Total loans 25,262,937 24,537,548 21,520,275 3% 17% Liquidity assets 2,154,155 2,865,874 2,296,673 (25)% (6)% Demand deposits 6,743,607 7,317,161 7,413,340 (8)% (9)% Total deposits 20,650,127 20,606,113 18,764,533 0% 10% Stockholders’ equity 2,581,942 2,500,394 2,273,429 3% 14% 19